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                                                                    EXHIBIT 12.6

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC DEVELOPMENT FUND II
RATIO OF EARNINGS TO FIXED CHARGES:


                                                                                                 Three       Three
                                                                                                 Months      Months
                                      Year End.   Year End.   Year End.  Year End.  Year End.     End.        End.
                                         1996       1997        1998       1999       2000      3/31/00     3/31/01
                                      -----------------------------------------------------------------------------

Earnings:
  Pretax income (loss)                 $(200)      $ (800)     $ (174)    $(1,177)   $  345      $ (104)     $ (71)

Fixed Charges:
  Interest expense                       465          436         439         437       446         112        110
  Interest factor of rental expense      --           --          --          --        --          --         --
                                      -----------------------------------------------------------------------------
             Total fixed charges         465          436         439         437       446         112        110
                                      -----------------------------------------------------------------------------

             Total earnings              265         (364)        265        (740)      791           8         39

             Total fixed charges         465          436         439         437       446         112        110
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
Ratio of earnings to fixed charges      0.57        (0.83)       0.60       (1.69)     1.77         --         --
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
  Deficiency to cover fixed charges      200          800         174       1,177       --          104         71
                                      -----------------------------------------------------------------------------